EXHIBIT 24.0


                          [EIDE BAILLY LLP LETTERHEAD]

                           --------------------------
                   CONSULTANTS * CERTIFIED PUBLIC ACCOUNTANTS


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1999, in the Registration Statement (Form SB-2 No. 333-80761) and related Prospectus of Hat World Corporation dated June 16, 1999 for the registration of 1,150,000 shares of its common stock.

Eide Bailly LLP

Eden Prairie, Minnesota
June 16, 1999